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                                                                Exhibit 4.2


                            PAINE WEBBER GROUP INC.
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                 Non-Employee Directors' Stock Option Agreement
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Under the Paine Webber Group Inc. Non-Employee Directors' Stock Plan (the
"Plan"), Paine Webber Group Inc. has granted to you, the Participant, the option to purchase the number of shares of Paine Webber Group Inc. common stock, par value of $1.00 per share ("Common Stock"), indicated below at the price per share indicated below (the "Option"). This Cover Page is the first page of the Stock Option Agreement under the Plan (the "Agreement"), which describes in detail your rights with respect to the Option granted to you hereby and which constitutes a legal agreement between you and Paine Webber Group Inc.

1.      PARTICIPANT:

        Name
               --------------------------------------------------------------

        Address
                  -----------------------------------------------------------

        Social Security Number
                                ---------------------------------------------


2.      TYPE OF OPTION:

        The Option is a non-qualified stock option.


3.      GRANT OF OPTION:

        Date of Grant                 May 5, 1994
                       ------------------------------------------------------

        Number of Shares              15,000
                          ---------------------------------------------------

        Exercise Price per Share      $
                                       --------------------------------------


IN WITNESS WHEREOF, both Paine Webber Group Inc. and the Participant agree to be bound by the terms and provisions of this Agreement, as of the date noted below.


                                          PAINE WEBBER GROUP INC.


Date:                                     By:
      ----------------                           ---------------------------
                                                 Title:


                                          PARTICIPANT


                                          ----------------------------------
                                          Signature
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A.      INCORPORATION OF PLAN TERMS AND PROVISIONS

        All of the terms and provisions of the Plan applicable to Options are hereby incorporated by reference and shall be of the same force and effect as if set forth at length herein.

B.      EXERCISING THE OPTION

        To exercise all or any part of the Option, you must given written notice to Paine Webber Group Inc. ("PWG"). That notice should be sent or delivered to:

              Paine Webber Group Inc.
              1285 Avenue of the Americas
              New York, New York  10019

              Attention:  Ronald Schwartz
                          Executive Vice President and
                          Chief Administrative Officer

        This notice should refer to this Option (by the date of grant), and the notice should include the following information:

        1. The number of shares of Common Stock for which the Option is being exercised.

        2. The name or names of the persons in whose names the stock certificate for the shares should be registered.

        3.    The address to which the stock certificate should be sent.

        In addition to your notice, you must include a check payable to "Paine Webber Group Inc." for the total exercise price of the number of shares to be acquired under the Option. If you are electing to use Common Stock which you already own as payment of all or part of the exercise price, you should enclose the stock certificate representing those shares accompanied by an executed stock power. The shares of Common Stock used as payment of the exercise will be valued as of the day the shares are received by PWG.

        After the Option is exercised, a certificate or certificates for the number of shares of Common Stock purchased will be issued in the denominations and registered in the names of the persons you had indicated in your notice. The certificates representing these shares will be sent to you.





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C.      NONTRANSFERABILITY OF OPTION DURING LIFETIME

        During your lifetime, you are the only one who can exercise the Option. Also, the Option and all of the rights associated with it cannot be assigned or transferred during your lifetime.

        In order to exercise the Option upon your death, the persons who acquire the right to exercise the Option must prove to the satisfaction of PWG that they have duly acquired the Option. In addition, they must prove to the satisfaction of PWG that they have paid (or have provided for payment of) any taxes, such as estate, transfer, inheritance or death taxes, payable with respect to the Option or to the shares to which it relates.

D.      MISCELLANEOUS

        This Agreement is binding on you and your executors, administrators, heirs and personal and legal representatioves and on PWG and its successors or assigns.

        The laws of the State of Delaware will control the interpretation and enforcement of this Agreement.

        This Agreement, including the Cover Page and the Plan, contains the entire agreement and all terms between you and PWG with respect to the Option, and there are no other understandings, warranties, or representations with respect to the Option. If there are any conflicts between the terms of the Plan and this Agreement, the Plan will prevail.





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